Exhibit 99.1

FOR IMMEDIATE RELEASE
INNOVATE Corp. Announces Rights Offering for Common Stock
New York, February 26, 2024 - INNOVATE Corp. (“INNOVATE” or the “Company”) (NYSE: VATE), a diversified holding company, announced today that its Board of Directors (the “Board”) has approved a plan to proceed with and fixed a record date for an $19.0 million rights offering for its common stock.
All INNOVATE stockholders will have the opportunity to participate in the offering and subscribe for their basic subscription amount of newly issued shares of common stock in proportion to their respective existing ownership amounts. INNOVATE stockholders who exercise their respective full basic subscription rights will have over-subscription privileges giving such INNOVATE stockholders the option to subscribe for any shares of common stock that remain unsubscribed at the expiration of the rights offering. If the aggregate subscriptions (basic subscriptions plus over-subscriptions) exceed the amount offered in the rights offering, then the aggregate over-subscription amount will be pro-rated among the stockholders exercising their respective over-subscription privileges based on the basic subscription amounts of such stockholders.
The Company will distribute to each holder of the Company’s common stock as of March 6, 2024 (the “rights offering record date”), one transferable subscription right to purchase shares of the Company’s common stock at a price to be determined prior to commencement of the rights offering. Holders of the Company’s existing preferred stock and convertible notes that are entitled to participate in dividend distributions to holders of the Company’s common stock will also be entitled to participate in the rights offering. The offering will expire at 5:00 PM Eastern Time on March 25, 2024, unless extended by the Company. The Company expects to mail subscription rights certificates evidencing the rights and a copy of the prospectus supplement for the offering to record date stockholders beginning on March 8, 2024.
The rights offering will be backstopped by Lancer Capital LLC (“Lancer Capital”), an investment fund led by Avram A. Glazer, the Chairman of the Board and the Company’s largest stockholder. Lancer Capital will not be permitted to exercise or transfer any subscription rights received by it, or to acquire other rights, in the rights offering, which rights are required to be held by Lancer Capital until the expiration thereof. Due to limitations of common stock that can be acquired by Lancer Capital, in lieu of exercising its subscription rights, Lancer Capital will purchase up to $19.0 million of the Company’s newly issued Series C Non-Voting Participating Convertible Preferred Stock (the “Preferred Stock”), for an issue price of $1,000 per share. In connection with the backstop commitment, and as a result of limitations in the amount common equity that can be raised under the Company’s effective shelf registration statement on Form S-3, Lancer Capital will also agree to purchase an additional $16.0 million of Preferred Stock in a private placement transaction to close concurrently with the settlement of the rights offering. The Preferred Stock terms will include a liquidation preference junior to the Company’s existing preferred stock and equal to the Company’s common stock (other than a preference of $0.001 per share of Preferred Stock that will be paid to the holders of the Preferred Stock before any payment or distribution is made to the holders of the common stock).

If for any reason the settlement of the rights offering does not occur by March 29, 2024, then on that date Lancer Capital will purchase $25.0 million of Preferred Stock and, upon the settlement of the Rights Offering, to the extent that Lancer Capital would have, based on the number of shares of common stock actually sold upon exercise of the rights, purchased less than $25.0 million of Convertible Preferred Stock under the backstop commitment and the concurrent private placement, the Company will redeem such excess Preferred Stock from Lancer Capital at the redemption price of $1,000 per share.
The Preferred Stock can be convertible into common stock at the price equivalent to the subscription price under the rights offering contingent on shareholder approval, which will be voted on at the next annual meeting. If the Preferred Stock is not converted to common stock, it may be redeemed at the Company’s option or on the sixth anniversary of issuance plus accrued interest of 8% which is only due upon redemption and not conversion.
Lancer Capital’s backstop commitment and the concurrent private placement will be effected in the manner set forth in an investment agreement to be entered into with the Company in connection with the commencement of the rights offering, a copy of which will be filed by the Company with the SEC.
The Company has waived its Tax Benefit Preservation Plan to permit persons exercising rights to acquire 4.9% or more of the outstanding common stock upon the exercise thereof without becoming an Acquiring Person (as defined in the Tax Benefit Preservation Plan).
INNOVATE expects to use the proceeds from the rights offering for general corporate purposes.
The rights offering will be made pursuant to INNOVATE’s effective shelf registration statement on Form S-3, filed with the SEC on September 29, 2023 and declared effective on October 6, 2023, and a prospectus supplement containing the detailed terms of the rights offering to be filed with the SEC. The information in this press release is not complete and is subject to change. This press release shall not constitute an offer to sell or a solicitation of an offer to buy any securities (including without limitation the Preferred Stock to be issued and sold in the concurrent private placement), nor shall there be any offer, solicitation or sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful under the securities laws of such state or jurisdiction. The rights offering will be made only by means of a prospectus and a related prospectus supplement. Copies of the prospectus and related prospectus supplement, when they become available, will be distributed to all eligible stockholders as of the rights offering record date and may also be obtained free of charge at the website maintained by the SEC at www.sec.gov or by contacting the information agent for the rights offering.
The Preferred Stock to be issued to Lancer Capital pursuant to the backstop commitment and the concurrent private placement will not be registered under the Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

About INNOVATE
INNOVATE Corp. is a portfolio of best-in-class assets in three key areas of the new economy – Infrastructure, Life Sciences and Spectrum. Dedicated to stakeholder capitalism, INNOVATE employs approximately 4,000 people across its subsidiaries. For more information, please visit: www.INNOVATECorp.com.
Cautionary Statement Regarding Forward-Looking Statements
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release contains, and certain oral statements made by our representatives from time to time may contain, forward-looking statements regarding the proposed rights offering and concurrent private placement, including, among others, statements related to the expected timing, eligible offerees, backstop purchasers and expectations regarding participation in the rights offering, the use of proceeds from the rights offering, the size of the rights offering and other terms of the rights offering, all of which involve risks, assumptions and uncertainties, many of which are outside of the Company's control, and are subject to change. The commencement and consummation of the rights offering are also subject to customary conditions, including declaration by the Board of the dividend constituting the rights to be issued in the rights offering and market conditions. Accordingly, no assurance can be given that the rights offering or concurrent private placement will be consummated on the terms described above or at all. All forward-looking statements speak only as of the date made, and unless legally required, INNOVATE undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
Contact:
Solebury Strategic Communications
Anthony Rozmus
ir@innovatecorp.com
(212) 235-2691